AMENDMENT 3 TO
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        RELIASTAR LIFE INSURANCE, COMPANY
                                       AND
                              PUTNAM VARIABLE TRUST
                                       AND
                            PUTNAM MUTUAL FUNDS CORP.

THIS AMENDMENT 3 TO PARTICIPATION AGREEMENT ("Amendment 3") is made and entered into this 31st day of March, 2000 among Reliastar Life Insurance Company (the "Company"), Putnam Variable Trust (the "Fund"), and Putnam Mutual Funds Corp. (the "Distributor").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 14, 1994 (the "Agreement"); and

WHEREAS, the parties now desire to amend the Agreement to restate the list of funds which serve as finding vehicles for the Accounts ("Authorized Funds") and to provide that new life insurance policies and annuity contracts and modified products offered by a new form of prospectus will invest in Class 1B Shares of the Authorized Funds;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

1. Authorized Funds. As of the date hereof, the list of Authorized Funds is as follows:

      Putnam VT Asia Pacific Fund
      Putnam VT Diversified Income Fund
      Putnam VT Growth & Income Fund
      Putnam VT New Opportunities Fund
      Putnam Utilities Growth & Income Fund
      Putnam VT Voyager Fund

Such list is subject to the letter of the Company, dated May 29, 1998, giving notice that it will discontinue the sale of certain Authorized Funds.

2. Service Fees. With respect to any investment in Class 1B Shares of the Authorized Funds:

      a) Provided the Company complies with its obligations under the Agreement, the Distributor will pay the Company a service fee ("Service Fee") on Class 1B shares of the Authorized Funds held in the Account at the rate of 0. 15% per annum.


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      b)    The Company understands and agrees that all Service Fee payments are subject to the limitations contained in each Authorized Fund's Distribution Plan, which may be varied or discontinued at any time, and understands and agrees that it will cease to receive such Service Fee Payments with respect to an Authorized Fund if the Authorized Fund ceases to pay fees to the Distributor pursuant to its Distribution Plan.

      c) The Company's failure to provide the services described in Section 2(e) below or otherwise to comply with the terms of the Agreement will render it ineligible to receive Service Fees.

      d) The Distributor may, without the consent of the Company, amend the terms of the Section 2, provided that such amendment reflects the Distributor's policy to all holders of Class 1B shares and is not directed solely at the Company.

      e) The Company will provide the following services to Contract owners who allocate purchase payments to subaccounts of the Account investing in the Authorized Funds:

            i) Maintain regular contact with Contract owners and assist in answering inquiries concerning Authorized Funds;

            ii) Assist in printing and/or distributing shareholder reports, prospectuses, service literature and sales literature or other promotional materials provided by the Distributor;

            iii) Assist the Distributor and its affiliates in the establishment and maintenance of Contract owner and shareholder accounts and records;

            iv) Assist Contract owners in effecting administrative changes, such as exchanging into or out of the subaccounts of the Account investing in shares of the Authorized Funds;

            v)    Assist in processing purchase and redemption transactions; and

            vi) Provide any other information or services as the Contract owners of the Distributor may reasonably request.

            The Company will support the Distributor's marketing and servicing efforts for granting reasonable requests for visits to the Company's offices by representatives of the Distributor.

      f) The Company's compliance with the service requirement set forth in this Amendment 3 will be evaluated from time to time by the Distributor's monitoring of redemption levels of Authorized Fund shares held in the Account and by such other methods as the Distributor deems appropriate.

      g) The provisions of this Section 2 shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this
            Section 2 may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.

3. Definitions. Terms not defined in this Amendment 3 will have the meaning as those terms defined in the Agreement.

4. Counterparts. This Amendment 3 may be executed simultaneously in two or more counterparts, each of which taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment 3 to be executed in its name and on its behalf by its duly authorized representatives as of the date specified above.

      PUTNAM VARIABLE TRUST             PUTNAM MUTUAL FUNDS CORP.
      By:      /s/ John R.V.            By:      /s/ Eric S. Levy
            -----------------------            -----------------------
      Name:    John R.V.                Name:    Eric S. Levy
            -----------------------            -----------------------
      Title:   Vice President           Title:   Senior Vice President
            -----------------------            -----------------------



      RELIASTAR LIFE INSURANCE COMPANY

      By:       /s/ John Johnson
            -----------------------
      Name:     John Johnson
            -----------------------
      Title:    Vice President
            -----------------------

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                            SCHEDULE A
                            CONTRACTS

1.  ReliaStar Select Variable Account

    (a) Flexible Premium Individual Deferred Retirement Annuity.

        Contract Form Number: 81-870 and State Exceptions. Select*Annuity II.

    (b) Flexible Premium Individual Deferred Retirement Annuity.

        Contract Form Number: 84-420 and State Exceptions. Select*Annuity III.

    (c) Flexible Premium Individual Deferred Retirement Annuity.

          Contract Form Number: 84-420 with, 85-841, 85-843, 85-472 and State Exceptions. Advantage SE.

2.  Select*Life Account

    (a) Flexible Premium Variable Life Insurance Policy.

        Contract Form Number: 83-300 and the State Exceptions. Select*Life.

    (b) Flexible Premium Variable Life Insurance Policy.

        Contract Form Number: 84-662 and State Exceptions. Select*Life II.

    (c) Flexible Premium Variable Life Insurance Policy.

        Contract Form Number: 84-795 and State Exceptions. Select*Life III.

    (d) Flexible Premium Variable Life Insurance Policy.

        Contract Form Number: 85-230 and the State Exceptions.
          Variable Estate Design.

    (e) Flexible Premium Variable Life Insurance Policy.

        Contract Form Number: 85-484 and the State Exceptions. Flex Design.

                                 AMENDMENT 4 TO
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                        RELIASTAR LIFE INSURANCE COMPANY
                                       AND
                              PUTNAM VARIABLE TRUST
                                       AND
                            PUTNAM MUTUAL FUNDS CORP.

THIS AMENDMENT 4 TO PARTICIPATION AGREEMENT ("Amendment 4") is made and entered into this _____ day of ____________, 2000 among ReliaStar Life Insurance Company (the "Company"), Putnam Variable Trust (the "Fund"), and Putnam Mutual Funds Corp. (the "Distributor").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 14, 1994 (the "Agreement"); and

WHEREAS, each of the parties desire to amend the Agreement to permit the Company to offer the Fund through the Company's variable life insurance policies and variable annuity contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule A of the Agreement by inserting the following in its entirety:

         2.(f) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of
 ___________________, 2000.

                                                RELIASTAR LIFE INSURANCE COMPANY

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                PUTNAM VARIABLE TRUST

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                PUTNAM MUTUAL FUNDS CORP.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                   SCHEDULE A
                                    CONTRACTS


1.       ReliaStar Select Variable Account

         (a) Flexible Premium Individual Deferred Retirement Annuity Form No. 81-870 and the state exceptions (Select*Annuity II).

         (b) Flexible Premium Individual Deferred Retirement Annuity Form No. 84-420 and the state exceptions (Select*Annuity III)

         (c) Flexible Premium Individual Deferred Retirement Annuity Form No. 84-420 and the state exceptions (Advantage SE).

2.       Select*Life Variable Account

         (a) Flexible Premium Variable Life Insurance Policy Form No. 83-300 and the state exceptions (Select*Life I)

         (b) Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II)

         (c) Flexible Premium Variable Life Insurance Policy Form No. 84-795 and the state exceptions (Select*Life III)

         (d) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions (Variable Estate Design).

         (e) Flexible Premium Variable Life Insurance Policy Form No. 85-484 and the state exceptions (FlexDesign).

         (f) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).